Exhibit 99.2

Pulmatrix, Inc. Announces $2.5 Million Registered Direct Offering Priced At-the-Market

LEXINGTON, Mass., February 8, 2019 /PRNewswire/ – Pulmatrix, Inc. (“Pulmatrix,” the “Company,” “we,” “our” or “us”) (NASDAQ: PULM) today announced that it has entered into a securities purchase agreement with certain institutional investors, providing for the purchase and sale of 1,706,484 shares of common stock at a price of $1.465 per share in a registered direct offering priced at-the-market, resulting in total gross proceeds of approximately $2.5 million. The Company also agreed to issue to the investors unregistered warrants to purchase up to 1,706,484 shares of common stock. The warrants have an exercise price of $1.34 per share of common stock, will be exercisable immediately and will expire five and one-half years following the date of issuance.

The closing of the sale of the securities is expected to take place on or about February 12, 2019, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent in connection with the registered direct offering and the concurrent private placement.

Pulmatrix currently intends to use the net proceeds from the offering for working capital and general corporate purposes.

A shelf registration statement on Form S-3 (Registration No. 333-212546) relating to the shares of common stock to be issued in the registered direct offering was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on August 3, 2016. A prospectus supplement and the accompanying prospectus relating to the registered direct offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying prospectus relating to the registered direct offering may be obtained, when available, from H.C. Wainwright & Co., LLC, 430 Park Avenue 3rd Floor, New York, NY 10022, or by calling (646) 975-6996 or by emailing placements@hcwco.com or at the SEC’s website at http://www.sec.gov.

The warrants described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About Pulmatrix

Pulmatrix is a clinical stage biopharmaceutical company developing innovative inhaled therapies to address serious pulmonary disease using its patented iSPERSE™ technology. The Company’s proprietary product pipeline is focused on advancing treatments for serious lung diseases, including Pulmazole, an inhaled anti-fungal for patients with allergic bronchopulmonary aspergillosis (“ABPA”), and PUR1800, a narrow spectrum kinase inhibitor for patients with obstructive lung diseases including asthma and chronic obstructive pulmonary disease (“COPD”). Pulmatrix’s product candidates are based on iSPERSE™, its proprietary engineered dry powder delivery platform, which seeks to improve therapeutic delivery to the lungs by maximizing local concentrations and reducing systemic side effects to improve patient outcomes.

Forward-Looking Statements

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the amount of proceeds the Company expects to receive from the sale of the securities in the registered direct offering and concurrent private placement, the closing of the transaction described in this press release, which is subject to customary conditions and other statements that are not statements of historical fact, and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that”, “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, market and other conditions; the satisfaction of customary closing conditions related to the registered direct offering and concurrent private placement; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC, including its annual report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2018, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Robert Clarke, CEO	William Duke, CFO
(781) 357-2333	(781) 357-2333
rclarke@pulmatrix.com	wduke@pulmatrix.com